EXHIBIT 99.3

Capital Availability

Assumes no property sales, no additional cash flow, no additional consolidated refinancings as of July 31, 2009

($ thousands)

	2009	2010	2011
Capital Sources:
Line commitments combined	$713,833	$—	$—
Outstanding line balance—7/31/09	$—	$—	$—
Line maturity—2/11/11	—	—	(113,833)

Cash + Line Availability	$713,833	$915,045	$538,260
Cash balance	$231,135	$—	$—
Dividend reduction	42,140	55,444	55,444

Funding Availability before Capital Requirements	$987,108	$970,489	$593,704

Capital Requirements:
Financing requirements—maturing consolidated debt	$(5,049)	$(177,043)	$(478,943)
Assumed equity requirement to refinance maturing JV mortgage debt	894	(90,848)	(34,330)
Net costs to complete in-process developments	(67,908)	(39,005)	(13,156)
$294 MM derivative settlement at 7/31/09 valuation	—	(11,500)	(20,600)

Total Capital Requirements	$(72,063)	$(318,395)	$(547,029)

Total Capital Availability	$915,045	$652,093	$46,675

Capital from a combination of the recent equity offering, dividend reduction and committed mortgage financing can fund all commitments through 2011